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                                                                   EXHIBIT 10.11



                              SECOND AMENDMENT TO
                                CREDIT AGREEMENT

                 THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated and effective as of June 30, 1996, is made by and between MICRODYNE CORPORATION, a Maryland corporation (the "Borrower"), CRESTAR BANK and NBD BANK (the "Banks"), and CRESTAR BANK ("Crestar") as agent (the "Agent" for the Banks.

                                    RECITALS

                 The Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of January 27, 1995, and amended by the First Amendment to Credit Agreement, dated as of October 26, 1995 (as further amended, modified or supplemented from time to time, the "Agreement"). Terms defined in the Agreement shall have the same defined meanings when such terms are used in this Amendment.

                 The Borrower, the Agent and the Banks have agreed to amend certain provisions of the Agreement. Accordingly, for valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrower, the Banks and the Agent agree as follows:

                 1. The following definition is added to Section 1.1 of the Agreement:

                                    "Borrowing Base Loans" means, at the time
                 in question, the sum of (a) the aggregate of the principal balances of the outstanding Advances, (b) the aggregate of the principal balances of the outstanding Term Loans, and (c) the aggregate of the face amounts of the outstanding Letters of Credit.

                 2. The following definitions contained in Section 1.1 of the Agreement are deleted in their entirety and replaced with the following provisions:

                                    "Advance Commitment" means $15,619,500 in
                 the case of Crestar and $6,880,500 in the case of NBD; provided, however that each Bank's Advance Commitment shall be reduced automatically by its Commitment Percentage of any Maximum Amount reduction resulting from a prepayment of the Advances pursuant to Section 2.10(e).

                                    "Borrowing Base" means, at the time in
                 question, the sum of the following: (a) 60% of Eligible Billed Receivables, plus (b) the applicable Inventory Component.
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                                    "Eligible Receivables" means Accounts
                 Receivable of the Borrower (a) that represent valid obligations incurred by a Customer for goods shipped or delivered or services completed under valid contracts of sale, lease or service that have been formally awarded to the Borrower and for which all required contract documents have been executed by the Customer and the Borrower and, in the case of Accounts Receivable owed by the Government, for which funds have been appropriated and allocated; (b) with respect to which the applicable goods have been delivered to and accepted by the Customer on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding; (c) on which the Customer is not an Affiliate or Subsidiary of the Borrower; (d) with respect to which the Borrower has no knowledge or notice of any inability of the Customer to make full payment; (e) from the face amounts of which have been deducted all payments, setoffs, amounts subject to adverse claims made in writing to the Borrower, contractual allowances, bad debt reserves and other credits applicable thereto; (f) that are subject to no Liens other than those permitted by this Agreement; (g) that continue to be in full conformity with the representations and warranties made by the Borrower to the Banks in this Agreement and the Security Agreement; (h) with respect to which the Banks are and continue to be satisfied with the credit standing of the Customer; (i) on which the Customer is not a creditor of the Borrower; and (j) on which, unless an Acceptable Foreign Customer or otherwise approved by the Banks in writing, in their sole discretion, the Customer is not a Foreign Customer; provided, however, and without limiting any other provisions of this Agreement with respect to the exclusion of Receivables from the category of Eligible Receivables and the Borrowing Base, that (1) if either Bank reasonably determines that the collectibility of any Account Receivable makes it unacceptable for inclusion as an Eligible Receivable and gives written notice to the Borrower indicating the reasons for such determination, then such Account Receivable shall thereafter be excluded from the category of Eligible Receivables, (2) if more than 50% of the aggregate face amount of Accounts Receivable owed by a Customer other than the Government are aged more than 90 days from the dates of the initial invoices, then all Accounts Receivable owed by such Customer shall be included in a separate line item on the Agings and, at the option of either Bank, shall be excluded from the category of Eligible Receivables, and (3) in no case shall Eligible Receivables include any Account Receivable representing or arising out of retainages, holdbacks, revenues recognized or costs incurred in excess of approved or allowed reimbursement rates, cost overruns, unauthorized work or work beyond the scope of a contract, rebillings or contracts secured by surety bonds.

                          "Inventory Component" shall mean 15% of Eligible
                 Inventory, valued at the lower of cost or market, but in no event shall the Inventory Component included in the Borrowing Base be more than $5,000,000.

                          "Maximum Amount" means, with respect to the Advances,
                 $22,500,000; provided, however, that the applicable Maximum Amount on any date





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                 shall be further reduced by the amount of the prepayment of the Advances required by Section 2.10(e) of this Agreement.

                                    "Spread" shall mean 2.50%.

                                    "Termination Date" means August 19, 1996,
                 any earlier date of termination in whole of the Commitments pursuant to Section 9.1, or any later date if the Termination Date is extended in the sole discretion of the Banks in accordance with Section 2.4.

                 3. The last sentence of Section 2.1(a) is deleted in its entirety and replaced with the following:

                 "Within the limits of each Bank's Advance Commitment and up to the Maximum Amount, the Borrower may borrow, prepay pursuant to Section 2.10 and reborrow hereunder from the date of this Agreement until the Termination Date; provided, however, that no Advance will be disbursed by any Bank if, after such disbursement, the Borrower would be required to make a prepayment of the Obligations in accordance with the provisions of Section 2.10(d)."

                 4. Section 2.1(b) is deleted in its entirety and replaced with the following provisions:

                                    "(b)   In addition to the prepayments
                 required by Sections 2.10(d) and (e), the Borrower shall immediately prepay the Advances to the extent that the sum of the aggregate unpaid principal balance of the Advances plus the aggregate face amounts of the Letters of Credit at any time exceeds the Maximum Amount then applicable. If, after any mandatory prepayment of the Advances, all or a portion of the aggregate face amount of outstanding Letters of Credit still exceeds the applicable Maximum Amount, the Borrower, within five days of the Agent's demand therefor, shall pay to the Agent an amount of cash equal to such excess amount, and such amounts of cash shall be held by the Agent in a cash collateral account for the benefit of the Banks, over which the Agent shall have the exclusive power of withdrawal, as security for the Obligations arising out of the Letters of Credit and the corresponding LC Agreements."

                 5.       The following provisions are added to the end of
Section 2.10:

                          "(d) The Borrower shall immediately prepay the
                 Obligations to the extent that the Borrowing Base is less than 70% of the outstanding Borrowing Base Loans at any time.





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                          (e)       The Borrower shall apply the net sales
                 proceeds of any debt or equity securities issued by the Borrower or any assets sold by the Borrower (other than Inventory sold in the ordinary course of business) to the prepayment of the Obligations.

                          (f) Any prepayments required by Sections 2.10(d) or (e) shall be applied first to the Term Loans, then to the Advances and then to the cash collateral account for the Letters of Credit described in Section 2.1(b)."

                 6. The first sentence of Section 2.11 is deleted and replaced with the following:

                          "(a)      In consideration of Advances to be made by
                 the Banks, the Borrower agrees to pay to the Agent for the account of each Bank a commitment fee equal to 1/8 of 1% per annum of the Maximum Amount, to be paid on July 1, 1996."

                 7. Subsection (1) of Section 7.1(b) is deleted in its entirety and replaced with the following:

                                    "(1) As soon as available and, in any
                 event, within 20 days after the end of each calendar month, unaudited financial statements consisting of a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month, consolidated statements of operations and stockholders' equity of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the last day of the preceding month, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP. Such statements shall be accompanied by reports itemizing raw materials, work in process and finished goods Inventory by division and revenues and gross profits by division. Such financial statements and reports shall be certified to be accurate by the chief financial officer of the Borrower;"

                 8. Subsection (7) of Section 7.l(b) is deleted in its entirety and replaced with the following:

                                    "(7) On or before the 20th day of each
                 calendar month, (i) an Aging as of the last day of the previous calendar month, (ii) a report identifying, in sufficient detail for the Banks, all Inventory on hand as of the end of the previous calendar month, (iii) a Borrowing Base Certificate signed by the chief financial officer of the Borrower, (iv) such other supporting documents to the schedules as either Bank from time to time reasonably may request, and (v) such invoices, instruments, chattel paper and other evidence of indebtedness representing any Accounts Receivable, duly endorsed in blank or to the Banks, as the Banks may request. In addition to the foregoing, the Borrower shall deliver to the Agent, within five Business Days after the end of each week, a Borrowing Base Certificate setting forth a calculation of the





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                 Borrowing Base as of the end of such week and a detailed list of all cash receipts for, and non-cash credits issued during, such week;"

                 9. Section 7.1(g) is deleted in its entirety and replaced with the following:

                          "(g) Right of Inspection.  At any reasonable time and
                 from time to time, permit the Banks, any agent or representative of the Banks, or any consultant engaged by the Banks, to audit and verify the Collateral, examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Subsidiary, to observe, analyze and review the operations and systems of the Borrower and any Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and any Subsidiary with any of their respective officers and directors and the Borrower's independent accountants. The Borrower shall provide its full cooperation to the agents, representatives and consultants of the Banks and shall reimburse the Banks for any expenses incurred by the Banks in connection with any audits or consulting engagements."

                 10.      Section 7.3 is deleted in its entirety.

                 11. In consideration of the Agent's services rendered in accordance with the terms of the Loan Documents, simultaneously with the execution of this Amendment, the Borrower agrees to pay to the Agent, for the sole benefit of the Agent, the Agent's fee specified in the letter agreement of even date herewith between the Borrower and the Agent, as the same may be amended from time to time.

                 12. Except for the amendments to the Agreement expressly set forth above, the Agreement and the other Loan Documents shall remain in full force and effect. The Borrower acknowledges and agrees that this Amendment only amends the terms of the Agreement and is not a novation, and the Borrower ratifies and confirms the remaining terms and provisions of the Agreement and the other Loan Documents in all respects. Nothing in this Amendment shall require the Banks to grant any further amendments to the terms of the Loan Documents.

                 13. The Borrower acknowledges and agrees that (a) there are no defenses, counterclaims or setoffs against any of its obligations under the Loan Documents, and (b) the prior grant of a security interest in the Collateral created by the Security Agreement and the Patent and Trademark Assignment continues to secure the Obligations, is in full force and effect, and is ratified and confirmed by the Borrower in all respects.

                 14. The Borrower represents and warrants that this Amendment has been duly authorized, executed and delivered by it in accordance with resolutions adopted by its board of directors. All other representations and warranties made by the Borrower in the Loan Documents are incorporated by reference in this Amendment and are deemed to have been repeated as of the date of this Amendment with the same force and effect as if set forth in





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this Amendment, except that any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Banks in accordance with the provisions of the Loan Documents.

                 15. The Borrower agrees to pay all costs and expenses incurred by the Agent and the Banks in connection with this Amendment, including, but not limited to, reasonable attorneys' fees.

                 16. This Amendment shall be governed by the laws of the Commonwealth of Virginia, without reference to conflict of laws principles.

                 17. This Amendment may be executed by the parties individually or in any combination, in one or more counterparts, each of which shall be an original and all of which together constitute one and the same instrument.



                         [SIGNATURES ON FOLLOWING PAGE]





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                 WITNESS the following signatures.


                                BORROWER:
                                ---------

                                MICRODYNE CORPORATION,
                                a Maryland corporation


                                By:            [sig]
                                    ------------------------------
                                Name:        [sig]
                                      ----------------------------
                                Title:   Executive Vice President
                                       ---------------------------

                                AGENT:
                                ------

                                CRESTAR BANK


                                By:
                                    -----------------------------
                                     Miriam M. Sadler
                                     Senior Vice President

                                BANKS:
                                ------

                                CRESTAR BANK



                                By:
                                    -----------------------------
                                     Miriam M. Sadler
                                     Senior Vice President

                                NBD BANK



                                By:
                                    ----------------------------
                                     Larry E. Schuster
                                     Authorized Agent





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